Exhibit 5.1

Faegre Drinker Biddle & Reath LLP
600 East 96th Street, Suite 600
Indianapolis, Indiana 46240
+1 317 569 9600 main
+1 317 569 4800 fax

December 18, 2025

Newton Golf Company, Inc.

551 Calle San Pablo

Camarillo, CA 93012

Ladies and Gentlemen:

We have acted as counsel to Newton Golf Company, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement registers the offer and sale of up to 1,461,525 shares (the “New Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) issuable pursuant to the Amended and Restated 2022 Equity Incentive Plan (the “2022 Plan”), and (b) up to 38,475 shares of Common Stock (the “Outstanding Shares” and, together with the New Shares, the “Shares”) that, as of December 18, 2025, were subject to outstanding stock option awards issued under the 2022 Plan.

For purposes of this opinion letter, we have examined the Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company, each as currently in effect, the Registration Statement, the 2022 Plan and the resolutions of the Board of Directors of the Company authorizing the issuance of the Shares. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have reviewed such matters of law as we have deemed relevant hereto. As to all issues of fact material to this opinion letter, we have relied on certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof.

In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures, including electronic signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based upon such examination and review, and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, it is our opinion that:

1. All necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the New Shares to be issued in accordance with the 2022 Plan and that, when (a) the New Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the Plan and any applicable award agreement, and (b) where applicable, the consideration for the New Shares specified in the 2022 Plan and any applicable award agreement has been received by the Company, the New Shares will be validly issued, fully paid and nonassessable.

2. All necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Outstanding Shares to be issued in accordance with the 2022 Plan and the applicable stock option award agreement and that, when (a) the Outstanding Shares have been issued upon the due exercise of the applicable stock option awards by the holder thereof, as contemplated in the Registration Statement and related prospectus and in accordance with the applicable stock option award agreement, and (b) the exercise price and any other consideration for the Outstanding Shares specified in the applicable stock option award agreement has been received by the Company, the Outstanding Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein with respect to the laws of any jurisdiction other than, subject to the limitations and assumptions contained herein, the General Corporation Law of the State of Delaware.

This opinion speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion thereafter. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP

FAEGRE DRINKER BIDDLE & REATH LLP